REGISTRATION NO._______


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                             FORM SB-2
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933

                   THE HERITAGE COLLECTION LTD.
       (Exact name of small business issuer in its charter)

Delaware                            5499                       98-0219211
(State or other jurisdiction of     (primary standard       (I.R.S. Employer
incorporation or organization)      industrial code)    Identification Number)

                   THE HERITAGE COLLECTION LTD.
                   3266 Yonge Street, Suite 1208
                 Toronto, Ontario M4N 3P6, CANADA
                           (416) 962-4508
   (Address and telephone number of principal executive offices)

Agent for Service:                   With a Copy to:
Sandy Winick, President              Christopher J. Moran, Jr.
The Heritage Collection Ltd.         Attorney at Law
3266 Yonge Street, Suite 1208        4625 Clary Lakes Drive
Toronto, Ontario M4N 3P6, CANADA     Roswell Georgia 30075
(416) 962-4508                     (770) 518-9542 (770) 518-9640 FAX

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public:
      As soon as practicable after the effective date of this
                      Registration Statement.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]








                  CALCULATION OF REGISTRATION FEE


                                                   Proposed         Proposed
                      Amount      Maximum          Maximum          Amount of
Title of each class   to be       Offering price   Aggregate        Registration
of Securities to be   Registered  per Unit         Offering price   Fee
Registered
___________________________________________________________________________

Class A Common Stock   2500000    $.01               25000.00         7.00

__________________________________________________________________

The registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



                SUBJECT TO COMPLETION [*****, 2000]

                            PROSPECTUS

                           *****, 2000

                    THE HERITAGECOLLECTION LTD.

                   3266 Yonge Street, Suite 1208
                  Toronto, Ontario M4N 3P6 CANADA
                          (416) 962-4508

                 2,500,000 Shares of Common Stock

This is the initial public Offering of common stock of The
Heritage Collection Ltd. and no public market currently exists for shares of our common stock. The initial public Offering price is $0.01 per share of common stock and was arbitrarily determined.
The Offering is on a best efforts-no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. We anticipate that the Offering will close within 30 days of the date of initial effectiveness.

We will amend and complete the information in this Prospectus.
The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration
Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


          This investment involves a high degree of risk.
              See "Risk Factors" beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
                         TABLE OF CONTENTS

                        PART I--PROSPECTUS

PROSPECTUS
SUMMARY..............................................    1

RISK
FACTORS..............................................    1

USE OF
PROCEEDS.............................................    3

DETERMINATION OF OFFERING
PRICE................................................    3

SELLING SECURITY
HOLDERS..............................................    3

PLAN OF
DISTRIBUTION.........................................    3

LEGAL
PROCEEDINGS..........................................    4

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS..................................    4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT................................    5

DESCRIPTION OF
SECURITIES...........................................    6

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES..........................................    6

DESCRIPTION OF
BUSINESS.............................................    7

MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION.................................   13

DESCRIPTION OF
PROPERTY.............................................   15

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS.........................................   15

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS......................   15

EXECUTIVE
COMPENSATION.........................................   16

FINANCIAL
STATEMENTS...........................................   17

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL
DISCLOSURE.Y.........................................   25
SUMMARY

The Heritage Collection Ltd. ("Heritage") is a corporation formed under the laws of the State of Delaware on April 16, 1997, whose principal executive offices are located in Toronto, Ontario
Canada.

Heritage expects to use the net proceeds for organizational purposes and to determine the feasibility of buying, selling and brokering antiques and collectible jewelry via the Internet.
Should the plan prove to be feasible, we intend to market antique watches and jewelry including collectible costume jewelry and memorabilia on a business to business, business to individual and individual to individual basis. We have an established website name, www.heritagecollections.com and if our business plan proves to be feasible we will proceed to build the website, develop a further business plan and change the name of Heritage to Heritagecollections.com.

The Offering

Price per share Offered.........................$0.01
Common Stock Offered by Heritage                2,500,000 shares
Common Stock Outstanding Prior to Offering......841,000 shares
Common Stock Outstanding After Offering*........3,341,000 shares

* Assumes sale of all shares offered

Name, Address, and Telephone Number of Registrant:

Heritage
3266 Yonge Street, Suite 1208,
Toronto, Ontario M4N 3P6, CANADA
(416) 962-4508
(416) 250-0496 Fax


Risk Factors

You should carefully consider the following risk factors and all other information contained in this Prospectus before purchasing our common stock. Investing in Heritage's common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

Risks Related to the Business of Heritage

Our success depends on a number of things that should be considered by prospective investors. Heritage is a new company and we have no history of earnings or profit and there is no assurance that it will operate profitably in the future. We cannot assure you that we will provide a return on investment in the future.

Heritage is in its earliest stages of development, has incurred losses since its inception on April 16, 1997 and may never become profitable.

We are in the earliest stages of development and could fail before implementing our business plan. Heritage must be regarded as a "start up" venture that will incur losses for the foreseeable future. We have no operating history or revenues from operations, and face unforeseen costs, expenses, problems and difficulties that could easily prevent us from ever becoming profitable. As a result, we can give no assurance that Heritage will ever provide a return on investment.

If our business plan proves not to be feasible, we may be considered a blank check company which would restrict the re-sales of our stock.

We will be raising a limited amount of capital if and when this Offering is fully subscribed to. The $25,000 received will be spent to determine the feasibility of creating an online website that would provide merchandizing of a full line of antique and collectible jewelry via the Internet and direct mail. Should the results of our projected study be negative we do not have an alternative business plan, we might be subject to Rule 419 of the Securities Act and it is entirely possible that we would be considered a "blank check company". If Heritage is considered to be a blank check company all monies raised and securities issued would be required to be placed in escrow and the securities could not be transferred.

Many states have passed laws, rules and regulations concerning blank check companies and as a result, we could have a great deal of trouble raising additional capital and have a very limited public market. Consider these facts carefully before you invest.

Conflicts of Interest May Arise Between Companies Owned by the
Sole Officer and Director.

Sandy Winick, the majority shareholder and sole officer and
director of Heritage, is also the majority shareholder and sole officer and director of The Berkshire Collection Inc. and
Naturally Niagara Beverage Corporation.   Both of these companies
plan to investigate the feasibility of developing a full line new jewelry business and non-alcoholic sparkling beverages,
respectively.  It is possible that Mr. Winick could devote more time and resources to any of the three companies that is more likely to succeed.  Mr. Winick is also the secretary and Chief
Executive Officer of Progolftournaments.com, a Nevada corporation developing a series of internet-based computer golf tournaments.
He is also a principal in the finance arm of Danbury Sales Inc. a company that auctions and finances factory equipment and rolling stock.

We Will Definitely Need Additional Financing Which May Not Be
Available and That Will Likely Dilute Present Ownership Interests.

The ultimate success of Heritage and its proposed website, www.heritagecollections.com will depend on our ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on acceptable terms. If not available our operations would be severely limited, and we would be unable to implement our business plan, if it is indicated that it could be feasible. Our website is not constructed or developed and is not operating.



Use of Proceeds

The net proceeds to Heritage from the sale of the 2,500,000 shares of common stock offered hereby at an assumed initial public
Offering price of $.01 per share are estimated to be $25,000.
Heritage expects to use the net proceeds for organizational purposes and to conduct a search for and retain qualified consultants to assess the feasibility of the business plan. While there is no provision for it in the business plan or the proposed study, we continually evaluate other business opportunities that may be available to it, whether in the form of assets, acquisitions or business combinations. Heritage may use a portion of the proceeds for these purposes. We are not currently a party to any contracts, letters of intent, commitments or agreements and are not engaged in negotiations with respect to any acquisitions.

Heritage has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, management will have significant flexibility in applying the net proceeds of the Offering.


Determination of Offering Price

The price of the Units in this Offering was arbitrarily set. The
Offering price is not an indication of and is not based upon the actual value of Heritage It bears no relationship to the book value, assets, earnings or any other recognized criteria of value.
The Offering price should not be regarded as an indicator of the future market price of the securities.


Plan of Distribution

Heritage will sell a maximum of 2,500,000 shares of its common stock to the public on a "best efforts" basis through its president. There can be no assurance that any of these shares will be sold. The gross proceeds will be $25,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Heritage or any of its principals, to any person or firm in connection with solicitation of sales of the shares. We intend to apply to have our shares traded on the OTC bulletin board.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 2,500,000 shares of our common stock at a price of $0.01 per share to be sold by our sole executive officer and director. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially effected, and you may lose all or substantially all of your investment.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed.
While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased in this offering.

      The offering shall be conducted by our president and sole director, Sandy Winick.
Although Mr. Winick is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, Mr. Winick is deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

      * He will restrict her participation to the following activities:

            A.    Preparing any written communication or
delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

            B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities
Act or other offering document;

            C. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The offering will remain open for a period until *****, 2001 or 30 days from the date of this Prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our sole officer and director, and our stockholders and their affiliates may purchase shares in this offering.


Legal Proceedings

Heritage is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Heritage or its property contemplated by any governmental authority.


Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the name, age and position of our sole director, promoter and executive officer of Heritage:


Name                     Age             Position

Sandy Winick             42             President, Secretary,
                                        Treasurer,
                                        Director

In April, 1997 Mr. Winick was elected as the sole officer and director of Heritage by the current shareholders, of whom he is majority stockholder. He will serve until the first annual meeting of shareholders and his successor(s) are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.


Biographical Information

Mr. Winick is the sole officer, and director of   The Berkshire
Collection Inc., Naturally Niagara Beverage Corporation He is also
Secretary, director and CEO of Progolftournaments.com. a company that is attempting to establish an Internet golf game played for cash prizes.

He is currently Vice-President of Danbury Financial Corp., a lending institution, providing liaison with clients, negotiation of funding agreements, creating new business and monitoring that company's entire loan portfolio. For the two-year period, 1997 to 1999, Mr. Winick served as CEO of Millenia Corporation; a US publicly traded company. His duties there, in addition to day-to-day administration, included funding, acquisition and consolidation of several businesses and completing a reverse takeover with a private company. Previous activities include serving as an independent financial consultant with Madison
Consulting Group from 1992 through 1996; President and CEO of
Naturally Niagara Inc., a beverage manufacturer and distributor from 1991 to 1992 and from 1989 to 1991, President of Payless
Furniture, a thirteen-unit chain of furniture stores.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 10, 2000, the issued and outstanding common stock of Heritage owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Heritage to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group.
Each person has sole voting and investment power with respect to the shares shown.


                                        Shares      Percentage of
Name                                    Owned       Shares Owned

Sandy Winick                            500,000     59.46
President, Treasurer, and Director
3266 Yonge Street, Suite 1208
Toronto, Ontario M4N 3P6 Canada

Sandringham Investments Limited
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2          250,000     29.73

All Executive Officers and Directors as a Group
(1 Individual)......................... 500,000     73.17


Description of Securities

The following description of the capital stock of Heritage is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Heritage
Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by the applicable provisions of Delaware law.

The authorized capital stock of Heritage consists of 70,000,000 shares: 50,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share.

The holders of shares of common stock of Heritage do not have cumulative voting rights in connection with the election of the Board of Directors. This means that the holders of more than 50% of the shares voting can elect all of the directors if they so choose and the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Heritage, holders are entitled to receive, ratably, the net assets of Heritage available after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Heritage's common stock are issued, the relative interests of existing shareholders may be diluted.


Disclosure of Commission Position on Indemnification for
Securities Act Liabilities

The Articles of Incorporation of Heritage filed D* as Exhibit 3.1 to our registration statement, provide that we will indemnify its officers and directors to the full extent permitted by Delaware state law. The Bylaws of Heritage filed D* as Exhibit 3.2 to our registration statement , provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Heritage or is or was serving as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons D*pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Important Notice Regarding Forward Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. The words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions identify these forward-looking statements. Heritage actual results could differ materially from those anticipated in these forward-looking statements as the result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Prospectus.


Description of Business

General

Heritage was incorporated under the laws of the State of Delaware on January 19, 2000, and is in its early developmental and promotional stages. To date, our only activities have been organizational, raising our initial capital, developing the business plan and establishing the need for a feasibility study.
We have not commenced commercial operations. We have no full time employees and own no real estate.

Heritage through its projected website,
www.heritagecarcollections.com plans to operate a variety of Internet-related services including:

(1)  an online B2B (Business-to-Business), B2C (Business-to-
       Consumer) and C2C (Consumer-to-Consumer ) trading service, known as Antiquecarcollections.com;
(2) a service that establishes a clearing house or brokerage service to connect antique and collectible jewelry dealers and collectors; and
(3) a listing service for individuals seeking to buy or sell items via our online Internet service. The Company is committed to pursuing all commercial opportunities in the online person-to-person, business-to-consumer and business-to-business trading service areas dealing with antique and collectible jewelry.

Our business plan initially is to determine the feasibility of selling and brokering these items and related products to specific markets. Should Heritage determine that the plan is feasible, it intends to market antique and collectible jewelry and other associated products to dealers, individuals, museums and other similar types of customers. Besides buying and selling on our own account, we plan on operating a central directory and clearing house to bring our buying customers and selling customers together, wherever they are located.

As an example, a collector's estate is being liquidated and the executors desires to expose the deceased's auto collection to as many potential buyers as possible. For a small fee our website will list and display all of the items for sale including color photos and a complete description. Anyone looking for a single auto or several items will be able to view our website and purchase those items there. Purchasers would also pay a fee.
Payment will be done by credit or debit card or by e-check.

Heritage intends, if our feasibility study so indicates, to develop and market an Internet application that enables automobile collectors to locate and purchase jewelry and accessories directly from dealers and other specialty concerns or individuals whose items we are able expose to a world-wide market. For the collectors and dealers involved, the site will provide a sales outlet for their goods at a reasonable and acceptable price. We believe that this service will generate a better profit margin, compared to sales conducted through traditional distribution and wholesale organizations.

Heritage hopes that its projected feasibility study will confirm our ability to establish an economic model that will be superior to traditional marketing models. We hope to provide a transaction service that eliminates much of the traditional cost of sales for the seller, while providing what we believe to be better prices for the consumer. The Heritage projected website, if feasible, will offer sports collectibles world-wide by generating descriptive web pages featuring top quality photos of the pieces for sale. The site will initially focus on the sale and marketing of automobiles offered for sale by dealers and individuals. We will continuously add jewelry and accessories to our own inventory if and when consumer confidence in Internet commerce and security grows. Each of these proposed activities shall require substantial additional financing for us, well beyond the proceeds of this offering, and there is no assurance that we will be able to raise additional funds.

Our objective is to create an Internet portal site that functions as a search engine, a software application that enables the user to locate information from a database or other archive. We will differ from typical search engines in that all of the jewelry displayed can be purchased immediately from the offering party.
A portal site is an Internet site that functions as a starting point for world-wide web sessions.

We believe an Internet-based, centralized trading place offers the following benefits:

  _ Facilitates buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and ultimately, buying and selling;
  _ Allows buyers and sellers to trade directly, bypassing traditional intermediaries and lowering costs for both parties;
  _ Offers buyers global access with a significantly broader selection of antique and collectable and accessories to purchase and provides sellers the opportunity to sell their goods efficiently to a broader base of buyers;
  _ Offers significant convenience, allows trading at all hours and provides continuous updated information; and _ Fosters a sense of community through direct buyer and seller communication, thereby enabling interaction between individuals with mutual interests.

In addition, we believe the community orientation, ease of direct buyer to seller communication and efficient access to information on the trading history of the buyer and seller can help reduce or eliminate the risks of online trading. We believe there is a extremely good market opportunity existing for an Internet-based, centralized trading facility that applies the unique features of the Internet to make personal, world-wide trading easier.

As consumer confidence in Internet technologies increases, Management anticipates the Internet is expected to become the de facto research tool for locating the cheapest source of everyday and specialized goods. If the feasibility study is positive we hope to be able to put the team and the technology in place to create, deploy, and market an Internet service to provide direct purchasing to consumers while eliminating many of the marketing costs of sellers.

Regulation of the Internet.

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or electronic commerce.
Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of Heritage to derive financial benefit from such activities.

Part of the mandate given to the people or organization that will conduct our feasibility study, if and when they are hired, will be to attempt to cut through most of the speculation and arrive at a reasonable forecast as to what future legislation may be.

E-commerce and the Internet today.

We have assembled some of the available data regarding Internet commerce that will be a portion of the information that is to be digested in order to complete our study as to feasibility.

Web Commerce:            1996      $2.6 billion
                         2000      $220 billion

Web Users:               1996      28 million
                         2000      175 million
  (Source: Ziff Davis)
    Nearly one trillion will be spent on Information Technology
(IT) in 2000, representing about 60 percent of all capital
spending compared to just 10% of all capital spending in 1980.
  (Source: NUA)

Nearly half of US Internet users have purchased a product or service online.
 (Source: A. C. Nielsen-May 11, 2000)

Consumers who have used the Internet since 1995 spend an average of $ 388 per transaction while those who have been online for a year only spend an average of $ 187 per transaction. The equivalent figure for those who have been using the Internet since
1997 is $ 298.
 (Source: National Association of Business Economics)

An estimated 120 million Internet users, or 40 percent of the total number online, have already made an online purchase, according to a study from the Angus Reid Group. Over 50 % of all online transactions were made in the USA. US users made an average of 7 purchases in the three months before the survey, spending an average of $828. The worldwide average spent by an individual in the same period was less than $500.

75% of online shoppers in the US and Canada pay for e-commerce purchases by credit card. Direct bank drafts, bank transfers and cash on delivery are the other most favored payments methods. 93% of Internet shoppers around the world said they were Asomewhat satisfied@ or Aextremely satisfied@ with their online shopping experience.
 (Source: Angus Reid Group)

Internet advertising revenue more than doubled in 1999, coming to a year-end total of $ 4.62 billion.
 (Source: Internet Advertising Bureau [IAB])

As of March, 2000 there were a world-wide total of 304,360,000
Internet connections.  The breakdown is as follows:

                    Africa               2,589,000
                    Asia/Pacific        68,900,000
                    Europe              83,350,000
                    Middle East          1,900,000
                    USA & Canada       136,860,000
                    South Africa        10,740,000
 (Source: Various; Methodology - Compiled by: Nua Internet
Surveys)


Anticipated Milestones and Timetables

Implementation of Business Plan: Milestones

Our business plan is to determine the feasibility of buying, selling and brokering antiques and collectibles via the Internet.
Should we determine that our business plan is feasible, we intend to attempt to achieve implementation of our business plan by meeting the following milestones:

_    Market Survey.

     In order to determine the feasibility of our business plan, we must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 200 to 500 potential clients focusing
     on our core target markets, such as     antique dealers. The
     survey would likely contain questions which would determine the marketing approach and acceptability of specific
     products. The survey would take approximately four to six
     weeks. The cost of the survey is estimated to be $10,000,
     which would be paid for out of the proceeds of this offering.

_    Hire Salespeople.

     Should we determine that our business plan is feasible, we will then have to engage salespeople to market our product.
     We expect that we may hire up to four salespeople during our first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $ 5,000.

_    Establish an Office.

     We would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office and equipment such as computers and telephones. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $ 36,000 per year.
     Office furniture and equipment is estimated to require a capital outlay of $ 15,000.

  _       Development of Advertising Campaign.

     The next step would be to develop an advertising campaign,
     including establishing a list of     prospects based on
     potential clients identified in the market survey, and
     designing and printing sales materials. It is anticipated
     that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the
     availability of resources, we will attempt to develop our
     advertising campaign concurrently with establishing an
     office. The cost of developing the campaign is estimated at approximately $ 150,000.

  _       Implementation of Advertising Campaign/Sales Calls.

     Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $ 175,000 per year.


  _      Achieve Revenues.

     It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. We will not begin receiving orders until our sales force is able to convince potential clients to begin offering antiques and collectables to their customers, or to convert from an existing advertising source. We hope that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming we have received all necessary approvals to begin raising funds by April 1, 2001 and assuming an offering period of approximately one month, in a best case scenario, we may receive our first revenues as early as December 1, 2001. However, a more realistic estimate of first revenues would be February 1, 2002 or later.

As discussed more fully in the Management's Discussion and Analysis--Liquidity and Capital Resources section, the expenses of implementing our business plan will exceed the funds raised by this offering, and we will have to obtain addition financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

Employees.

Heritage is a development stage company and currently has no employees. We are currently managed by Sandy Winick, our sole officer and director. We look to Mr. Winick for his entrepreneurial skills and talents. Management plans to use consultants, attorneys and accountants to conduct the planned feasibility study and does not plan to engage any full-time employees until the results of that study are properly evaluated.
We may hire employees in the future based on the projected size of the market and the compensation necessary to retain qualified employees. A portion of any employee compensation could include the right to acquire stock in Heritage which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders.

Heritage has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the attached exhibits and schedules. For further information with respect to Heritage and its common stock, see the Registration
Statement and the exhibits and schedules. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Heritage filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this Offering we will become subject to the information and periodic reporting requirements of the Securities
Exchange Act and will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission.

Management's Discussion and Analysis or Plan of Operation

The following discussion assumes that the results of the proposed feasibility study are positive and we go on to put the full business plan into affect. If this should be the case it is certain that Heritage will need to seek a large capital injection.
We have not had any discussions with anyone about this needed capital nor do we intend to do so until the study is completed.

Heritage will establish several online services on the proposed website, www.heritagecollections.com. These services will include:

     _ Extensive inventory listings of participating antique and collectable jewelry dealers for browsing and for sale to the general public and other dealers;
     _ A listing service for hard-to-locate parts and accessories for repairs and restoration;
     _ A listing service displaying items for sale from
       individuals sellers;
     _ A free "items wanted" service that informs sellers as to a specific item or items that are required either by a dealer, or individual; and
     _ An alerting system designed to flag listings that seem to fill the "items wanted" listings.

This website will serve as a centralized trading place for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. We plan to collect a transaction fee from both sides.

Site Implementation.

The Heritage website is fairly simple in nature. Preliminary inquiries with website builders and developers have indicated that the biggest obstacle will be the capacity required. Dealers will list some or all of their inventory, complete with a color picture option. Early success in marketing these inventories should lead to more and more automobiles for sale. This heavy load of listings may well require separate listing categories to make browsing and purchasing easier. Estimated time to construct and test website: six to nine months. Estimated cost: $500,000 to $1000,000.

Numerous factors affect the time of commerce site implementation including the following:

  (4)  Number of features implemented.  Adding features to a site takes development and testing time;
(5)  Degree of customized versus packaged software used.  Highly customized sites take longer to develop than those relying heavily on functions provided off the shelf;
(6)  Complete back-end integration, often crucial for a high-
quality customer satisfaction;
(7)  Technical expertise of staff.   A shortage of technical
skills plagues site implementation.  It is common for members of site development teams to work with a package for the first time, learning as they go along.
(8)  Clarity of vision.  Numerous decisions about partners,
business processes, a site's feature set, and look and feel all affect the time necessary to develop a site.  When decisions change during the course of development building time lengthens.

Website development is more than implementing a system. It is about building a business. Two aspects of site development have a major impact on overall development time: business process design and partner selection.

Business process design entails numerous decisions about the day-to-day operation of an online business and includes everything from the sequence of steps in an online transaction to the maintenance of a site. Sites must make decisions about dozens of operational questions, including the following:
  _ Product information. Where to obtain it? What are the processes for updating, approving, and releasing it to the site?
  _ Non-product site content.  Who creates it?  approves it?  how and when is it released?
  _ Merchandising. Staffing and process decisions on everything from product selection to product presentation and site promotions.
  _ Shipping charges.  Is shipping included in the price or an extra charge?
  _ Insurance.  Do we insure the product or does the seller or buyer?
  _ Items wanted.  How should a site conduct customer
    communications relating to them?
  _ Customer e-mail. Does the site accept customer inquiries via e-mail? Who is expected to handle them? What response time is targeted?
  _ Live customer service.  Is it available by phone or live chat?
    During what hours?

Partner selection is a vital element of launching a commerce site.
It can take months for a Web venture to identify and come to agreements with the variety of partners involved in the operation of a site. Each partner may present its own business process questions, as well as training and integration issues. Most commerce sites end up contracting with several of the following types of partners:

  * Credit and Debit card processors
  * Fulfillment partner
  * Call center
  * Shipping carriers
  * Web site host

There are literally hundreds of vital questions to be asked and answered about implementing a full business plan. Some of these will be identified and answered by our projected feasibility study. Others will be asked by the website builder/developer and hopefully answered by us.

Website Launch Estimated Expenditures.

  - It now costs an average of $536,000 to develop a website and an annual average of $591,000 to maintain it.
  - E-commerce sites cost $836,000 to build and $1,000,000 to maintain every year.
  - Maintenance costs do not include salaries or overhead costs.
  (Source: Association of National Advertisers)

Heritage was incorporated in January, 2000 and in the near future, subject to the results of a planned feasibility study and subsequent financing, will attempt to enter the preparatory stage of building an Internet site for the marketing of antique and collectible jewelry and other related products. We plan to begin with the hiring of consultants to determine the feasibility of the project. If the results of that study are positive we will continue with the next steps: financing and developing proprietary data base programming and web server configuration. The estimated total cost of this program is $250,000.

The estimated cost of the web site to launch date is estimated at $850,000. Our website is not up and operational nor will it be until these preliminary steps have taken place.

In the first year of operations, starting sometime in the first half of the year 2001 Heritage will require an additional
$2,000,000 to fully develop the website and establish and sustain an extensive marketing program. It is expected that approximately
$2,000,000 in advertising costs will be incurred in the first year to assist in the launching of the site. Funding requirements could increase significantly in year two, depending on the success of the marketing program in year one. Should anticipated results be generated, the company proposes to raise up to $20,000,000 in year two through a public offering of securities, of which $10,000,000 would be allocated to marketing costs.

There are no revenues as of the date of this Prospectus. Heritage has not constructed or activated its website.


Description of Property

Heritage is provided some office space and telephone answering facilities within the office of its officer and director. We pay no rent and own no real estate.


Certain Relationships and Related Transactions

No director, executive officer or nominee for election as a director of Heritage and no owner of five percent or more of the outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000

Market for Common Equity and Related Stockholder Matters

No established public market exists for the securities of Heritage
We have no common equity subject to outstanding purchase options or warrants and we have no securities convertible to common equity. There is no common equity that can be sold pursuant to Rule 144 of the Securities Act or that Heritage has agreed to register under the Securities Act for sale by shareholders.
Except for this offering there is no common equity that is being or has been publicly proposed to be, publicly offered.

As of December 31, 2000, there were ***** shares issued and outstanding. All of these shares were issued under Section 4(2) of the Securities Act and are subject to the re-sale restrictions of Rule 144.

To date we have not paid any dividends on our common stock and do not expect to pay any dividends in the foreseeable future.


Executive Compensation

No officer or director has received any remuneration from Heritage. Although there is no current plan in existence it is possible that we will adopt a plan to pay or accrue compensation to its officers and directors for services rendered related to the implementation of the business plan. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but the Board of Directors may recommend the adoption of one or more of such programs in the future. No one receives any compensation from Heritage and we do not have a compensation policy or committee.






                   THE HERITAGE COLLECTION LTD.

                (A DEVELOPMENT STAGE ENTERPRISE)






                          AUDIT REPORT

                       DECEMBER 31, 2000


















                    Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
               1780 S. Bellaire Street, Suite 500
                     Denver, Colorado 80222





                  THE HERITAGE COLLECTION LTD.
                (A DEVELOPMENT STAGE ENTERPRISE)

    INDEX TO FINANCIAL STATEMENTS INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS


ITEM                                                              PAGE

Report   of   Certified   Public   Accountant.....................18


Balance   Sheet,   December   31,  1999  .........................19

Statement of Operations, for the
Period April 2, 1999 (Inception)
Through    December    31,   1999.................................20

Statement of Stockholders= Equity
(Deficit), April 2, 1999 (Inception)
Through    December    31,   1999.................................21

Statement of Cash Flows for the
Period From April 2, 1999 (Inception)
Through December 31, 1999 ........................................22

Notes    to    Financial    Statements.......................23 & 24





                     Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
                1780 S. Bellaire Street, Suite 500
                      Denver, Colorado 80210
                          (303) 782-0878

                    INDEPENDENT AUDITORS REPORT

Board of Directors
The Heritage Collection Ltd.
3266 Yonge Street, Suite 1208
Toronto, ON M4N 3P6 Canada


Sirs:

I have audited the accompanying Balance Sheet of Oyster Creek
Group Inc. (A Development Stage Enterprise) as of December 31,
2000 and the Statements of Operations, Stockholders' Equity, and
Cash Flows for the period April 16, 1997 (Inception) through
December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The
Heritage Collection Ltd. as of December 31, 2000, and the results of its operations and changes in its cash flows for the period from April 16, 1997 (Inception) through December 31, 2000 in conformity with generally accepted accounting principles.




Janet Loss, C.P.A., P.C.

January 19, 2001
                   THE HERITAGE COLLECTION LTD.
                 (A DEVELOPMENT STATE ENTERPRISE)

                           BALANCE SHEET
                      AS AT DECEMBER 31, 2000

                              ASSETS

CURRENT ASSETS                   $           0


TOTAL ASSETS
                                             0

       LIABILITIES AND STOCKHOLDERS' EQUITY


STOCKHOLDERS' EQUITY
     COMMON STOCK $0.001 PAR VALUE
     50,000,000 AUTHORIZED, 841,000 ISSUED
     AND OUTSTANDING                         841
     ADDITIONAL PAID IN CAPITAL              364

     PREFERRED STOCK $0.001 PAR VALUE
     20,000,000 SHARES AUTHORIZED, NONE
     OUTSTANDING

     DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE                (1,205)

TOTAL STOCKHOLDERS' EQUITY                     0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     0





  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL
                            STATEMENTS






                   THE HERITAGE COLLECTION LTD.
                 (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENT OF OPERATIONS
             FOR THE PERIOD APRIL 16, 1997 (INCEPTION)
                     THROUGH DECEMBER 31, 2000

REVENUES                                     $ 0

OPERATING EXPENSES
     LEGAL AND PROFESSIONAL FEES             750
     OFFICE EXPENSES                         455

TOTAL OPERATING EXPENSES                   1,205

NET (LOSS) FOR THE PERIOD                ( 1,205)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                    841,000

NET LOSS PER SHARE                  ($       .00)






















  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL
                            STATEMENTS





                    THE HERITAGE COLLECTION LTD.
                 (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENT OF STOCKHOLDER=S EQUITY
             FOR THE PERIOD APRIL 16, 1997 (INCEPTION)
                     THROUGH DECEMBER 31, 2000



                NUMBER  AMOUNT   NUMBER  AMOUNT             DURING       TOTAL
                OF                       OF      ADDITIONAL THE          STOCKHOLDERS'
                SHARES  OF       OF              PAID-IN    DEVELOPMENT
                        SHARES   SHARES  SHARES  CAPITAL    STAGE        EQUITY

COMMON STOCK
ISSUED          841000  $841     364     0       0          0            1,205
FOR CASH, APRIL
16, 1997

NET LOSS FOR
THE PERIOD      0       0        0       0       0          (1,205)     (1,205)
___________________________________________________________________________________
BALANCES
DECEMBER        841000  0        0       0       364        (1205)       0
31, 2000



















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS





                        THE HERITAGE COLLECTION LTD.
                      (A DEVELOPMENT STAGE ENTERPRISE)

                           STATEMENT OF OPERATIONS
                  FOR THE PERIOD APRIL 16, 1997 (INCEPTION)
                          THROUGH DECEMBER 31, 2000

CASH FLOWS FROM (TO) OPERATIONS
     NET (LOSS) FOR THE PERIOD                           $(1,205)

TOTAL CASH FLOWS FROM (TO) OPERATIONS                     (1,205)

CASH FLOWS FROM (TO) INVESTMENT ACTIVITIES                     0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES
     ISSUANCE OF COMMON STOCK                              1,205


TOTAL CASH FLOWS FROM (TO) FINANCING ACTIVITIES            1,205

NET INCREASE (DECREASE IN CASH FOR THE PERIOD                  0

CASH BEGINNING OF THE PERIOD                                   0

CASH END OF THE PERIOD                                         0




  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS






                        THE HERITAGE COLLECTION LTD.
                      (A DEVELOPMENT STAGE ENTERPRISE)

                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 2000

NOTE I B ORGANIZATION AND HISTORY

The Company is a Delaware Corporation and has been in the development stage since its formation on April 16, 1997.

The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.


NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ACTIVITIES
The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS


Cash and cash equivalents includes cash on hand, cash on deposit, and highly liquid investments with maturities generally of three months or less. At December 31, 2000 there were no cash equivalents.

YEAR END


The Company has elected to have a fiscal year ended December 31st.

USE OF ESTIMATES


The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.
NOTE III - RELATED PARTY TRANSACTIONS

None

Changes and Disagreements with Accountants on Accounting and Financial
Disclosure

None


PART II - Information Not Required in Prospectus


Indemnification of Officers and Directors

The Articles of Incorporation of Heritage filed as Exhibit 3.1 provide that it must indemnify its directors and officers to the fullest extent permitted under Delaware law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Heritage or a fiduciary of an employee benefit plan, or is or was serving at the request of Heritage as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
The effect of these provisions is potentially to indemnify Heritage directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Heritage Pursuant to Delaware law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     (1) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
     (2)  unlawful distributions; or
     (3) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws of Heritage filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers, absent a finding of negligence or misconduct in office.

Heritage Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Heritage has the power to indemnify such person against liability for any of those acts.


Other Expenses of Issuance and Distribution

The amounts set forth are estimates except for the SEC registration fee:


Amount to be Paid


       SEC registration fees                         $        7.00
       Printing and engraving expenses                    2,000.00
       Attorneys' fees and expenses                       8,000.00
       Accountants' fees and expenses                     1,500.00
       Transfer agent's and registrar's fees and expenses   800.00
       Miscellaneous                                        200.00

       Total                                            $12,507.00

The Registrant issued 250,000 shares of its common stock to Sandringham Investments Limited at a deemed price of $0.05 per share in return for Sandringham supplying all of the expenses above.

Recent Sales of Unregistered Securities
Set forth below is information regarding the issuance and sales of Heritage securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On April 16, 1997 Heritage issued 500,000 shares of its common stock to its sole officer and director, Sandy Winick. These shares were issued pursuant to Section 4 (2) of the Securities Act and were for the expense, time and effort to incorporate, organize and prepare our initial business plan.

On April 20, 1997 Heritage issued 91,000 shares to three individuals at $0.005 per share. These shares were issued in reliance on Section 4 (2) of the Securities Act. These three persons were sophisticated or accredited investors who had access to the type of information contained in this registration statement. There was no advertising or public solicitation.

On September 30, 2000 Heritage issued 250,000 shares of its common stock to Sandringham Investments Limited at a deemed price of $0.05 per share for the time and expenses incurred including all legal and audit expenses for the preparation of this Registration Statement.

Exhibits

The following exhibits are filed as part of this Registration Statement:

   Exhibit
   Number           Description

    3.1        Articles of Incorporation
    3.2        Bylaws
    4.2        Stock Subscription Agreement
    5.1        Opinion re: legality
    23.1       Consent of Independent Auditors
    23.2       Consent of Counsel (see Exhibit 5.1)
    27         Financial Data Schedule


Undertakings

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (a) Include any Prospectus required by section 10(a)(3) of the Securities Act;
     (b) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and
     (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the
     securities   offered, and the Offering of the securities of the
     securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario Canada, on November 10, 2000.

Heritage

/S/ Sandy Winick
      Sandy Winick, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                   Title                         Date

/S/ Sandy Winick         President, Secretary          November 10, 2000
    Sandy Winick         Treasurer and Director









                                EXHIBIT 3.1





                   RESTATED ARTICLES OF INCORPORATION

                                  OF

                      THE HERITAGE COLLECTION LTD.





     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Colorado relating to private corporations, hereby adopts the following Articles of Incorporation:

          ARTICLE ONE.  (NAME)

The name of the corporation is: THE HERITAGE COLLECTION LTD.

The address of the corporation is: 3266 Yonge Street, Suite
1208, Toronto, Ontario M4N 3P6 Canada

          ARTICLE TWO.  (RESIDENT AGENT)     The initial
agent for service of process is: The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware
19808.

          ARTICLE THREE.  (PURPOSES)      The purposes for
which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:

               (OMNIBUS).     To have to exercise all the
                    powers now or hereafter conferred by the laws of the State of Colorado upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

               II.  (CARRYING ON BUSINESS OUTSIDE STATE).
                    To conduct and carry on its business or
                    any branch thereof in any state or
                    territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

               III. (PURPOSES TO BE CONSTRUED AS POWERS).
                    The purposes specified herein shall be
                    construed both as purposes and powers
                    and shall be in no wise limited or
                    restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

          ARTICLE FOUR.   (CAPITAL STOCK)    The corporation
     shall have authority to issue an aggregate of ONE HUNDRED AND TEN MILLION (110,000,000) shares of stock, par value ONE MILL ($0.001) per share divided into two
     (2) classes of stock as follows for a total capitalization of ONE HUNDRED AND TEN THOUSAND DOLLARS ($110,000).

          (1) NON-ASSESSABLE COMMON STOCK: FIFTY MILLION (50,000,000) shares of Common stock, Par Value ONE MILL ($0.001) per share, and

          (2) PREFERRED STOCK: TWENTY MILLION (20,000,000) shares of Preferred stock, Par Value ONE MILL ($0.001) per share.

     All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

          ARTICLE FIVE.  (DIRECTORS).        The affairs of
the corporation shall be governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person.
The name and address of the first Board of Directors is:

     NAME                     ADDRESS

     Inge L. E. Kerster       404 Scott Point Drive
                              Salt Spring Island, BC V8K 2R2
                              Canada

          ARTICLE SIX.   (ASSESSMENT OF STOCK).  The capital
stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

          ARTICLE SEVEN.  (INCORPORATOR).    The name and
address of the incorporator of the corporation is as follows:

     NAME                     ADDRESS

     Rebecca M.E. Kerster     404 Scott PointDrive
                              Salt Spring Island, BC V8K 2R2
                              Canada


          ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the Corporation shall be perpetual.

          ARTICLE NINE. (BY-LAWS) Its Board of Directors shall adopt the initial By-laws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

          ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Colorado as may be provided by the By-laws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

          ARTICLE ELEVEN. (CONTRACTS OF CORPORATION) No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

          ARTICLE TWELVE.  (LIABILITY OF DIRECTORS AND
OFFICERS)    No director or officer shall have any personal
liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Colorado Revised Statutes.

          IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed his/her signature at Denver, Colorado, this 29th day of February, 2000.




   Sandy Winick, Secretary









                                EXHIBIT 3.2

                           BYLAWS
                             OF
                THE HERITAGE COLLECTION LTD.
                  (a Delaware corporation)

ARTICLE I

STOCKHOLDERS

1.  CERTIFICATES REPRESENTING STOCK.

Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen,, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2. UNCERTIFICATED SHARES.

Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of or all classes of series of the stock of the corporation be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law,



3. FRACTIONAL SHARE INTERESTS.

The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall
     (1) arrange for the disposition of fractional interests by those entitled thereto;
     (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or
     (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a fall share upon the surrender of such scrip or warrants aggregating a full share, A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4. STOCK TRANSFERS.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5. RECORD DATE FOR STOCKHOLDERS.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. MEANING Of CERTAIN TERMS.

As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock," or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.


7. STOCKHOLDER MEETINGS.

TIME.
The annual meeting shall be held on the date and at the time fixed, from time to time by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

PLACE.
Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

CALL.
Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

NOTICE OR WAIVER OF NOTICE.
Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or thereunto proscribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have finished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

STOCKHOLDER LIST.
The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

CONDUCT OF MEETING.
Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

PROXY REPRESENTATION.
Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters, in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

INSPECTORS.
The directors, in advance of any meeting, may, but need not appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as is proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

QUORUM.
The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

VOTING.
Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

8. STOCKHOLDER ACTION WITHOUT MEETINGS.

 Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.




ARTICLE II

DIRECTORS

1.  FUNCTIONS AND DEFINITION.

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors, which the corporation would have if there were no vacancies.

2.  QUALIFICATIONS AND NUMBER.

A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be . The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. ELECTION AND TERM.
The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meethags of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

TIME.
Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.


PLACE.
Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

CALL.
No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

NOTICE OR WAIVER.
No notice shall be required for regular meetings for which the time, and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, Neither the business to transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

QUORUM AND ACTION.
A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

  - Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     The Chairperson of the Board, if any and if present and acting, shall preside at all meetings- Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any off= director chosen by the Board, shall preside.


5. REMOVAL OF DIRECTORS.

Except as may otherwise be provided by the General
Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6. COMMITTEES.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.


7. WRITTEN ACTION.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the, same person, as the directors may determine.

Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following, the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and describing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

CONTROL OVER BYLAWS

Subject to the provisions of the certificate of 'incorporation and the provisions of the General Corporation
Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of THE HERITAGE COLLECTION LTD.,a
Delaware Corporation, as in effect on

the date hereof.

Dated: April 11, 1997

Secretary of THE HERITAGE COLLECTION LTD.

/S/ _____________________________

(SEAL)